SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                         Date of Report: March 25, 1998

                              MICRO WAREHOUSE, INC.

     Delaware                       0-20730                       06-1192793
--------------------------------------------------------------------------------
(State of Incorporation)     (Commission File No.)               (IRS Id. No.)

                             535 Connecticut Avenue
                           Norwalk, Connecticut 06854
                                 (203) 899-4000

                         Exhibit Index Appears on Page 3
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Item 4.     Changes in Registrant's Certifying Accountants

      KPMG LLP are the independent accountants engaged as the principal accountant to audit the financial statements for Micro Warehouse, Inc. (the "Company"). On March 19, 1999, the Company informed KPMG LLP that upon completion of the audit for the year ended December 31, 1998, the Company will not reappoint them as the principal accountants for the year ended December 31, 1999. The Company will engage PricewaterhouseCoopers LLP as its principal accountants. The decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the full Board of Directors.

      In connection with the audits of the two fiscal years ended December 31, 1998 and 1997, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

      The audit reports of KPMG LLP on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1998 and 1997, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company has requested that KPMG LLP furnish it with a letter to the Securities Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 19, 1999 from KPMG LLP is attached as Exhibit 16.1 to Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

            The following exhibit is filed herewith:

                  16.1 Letter dated March 19, 1999 from KPMG to the SEC related to the change in certifying accountants.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 25, 1999                     MICRO WAREHOUSE, INC.
                                          (Registrant)

                                          By:  /s/ Wayne P. Garten
                                             -----------------------------------
                                               Wayne P. Garten
                                               Executive Vice President,
                                               Chief Financial Officer
                                               (Principal Accounting Officer)
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                                  EXHIBIT INDEX

Exhibit Number    Description
16.1              Letter dated March 19, 1999 from KPMG to the SEC related to the change in certifying accountants